Exhibit 10.1

Execution Version

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT, dated as of October 5, 2020 (this “Agreement”), is entered into by and between Crescent Acquisition Corp, a Delaware corporation (“Parent”), and F45 Training Holdings Inc., a Delaware corporation (the “Company”). The foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of June 24, 2020 (the “Merger Agreement”), by and among Parent, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, the Company and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholders under the Merger Agreement.

WHEREAS, pursuant to Section 9.1(a) thereof, the Merger Agreement may be terminated by the mutual agreement of the Parties at any time; and

WHEREAS, the Parties desire to terminate the Merger Agreement and to be bound by the other provisions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Termination of Merger Agreement. Effective immediately, the Merger Agreement shall be terminated without further action on the part of the parties thereto, and none of the provisions of the Merger Agreement shall be of any further force or effect as of such time, including, without limitation, provisions of the Merger Agreement which by their terms would otherwise have survived the termination of the Merger Agreement.

2. Termination of the Other Transaction Agreements. The Parties acknowledge and agree that, effectively immediately, each of the other Transaction Agreements, with the exception of the Confidentiality Agreement, shall be automatically terminated without further action on the part of the parties thereto and none of the provisions thereof shall be of any further force or effect, including, without limitation, provisions thereof, as the case may be, that by their terms would otherwise have survived such termination. Notwithstanding the foregoing, the Company acknowledges and consents to the amendment and restatement of the Forward Purchase Agreement effective concurrently with the termination of the Merger Agreement.

3. Survival of Confidentiality Agreement; Public Disclosures; Non-Disparagement.

(a) Notwithstanding anything contained in this Agreement to the contrary, the provisions of the Confidentiality Agreement shall survive and remain in full force and effect in accordance with the terms of the Confidentiality Agreement.

(b) Any general notices, releases, statements or communications by either Party to the general public or the press relating to the Transaction Agreements or this Agreement, the participation or involvement of the Parties in the transactions contemplated by the Transaction Agreements or this Agreement, and the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Transaction Agreements shall be made only at such times and in such manner as may be mutually agreed in writing by the Parties, except as otherwise required by law (and in such case only after a reasonable attempt has been made to consult with the other Party to this Agreement).

(c) Except as required by applicable law or the rules or regulations of any governmental authority or by the order of any court of competent jurisdiction, each Party agrees that such Party shall not, directly or indirectly (through such Party’s Related Parties or otherwise), make, publish or cause to be made or published any statement or remark concerning the subject matter of the Transaction Agreements, the participation or involvement of the Parties in the transactions contemplated by the Transaction Agreements or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Transaction Agreements that could reasonably be understood as disparaging the business or conduct of the other Parties or their respective Related Parties or as intended to harm the business or reputation of the other Parties or their respective Related Parties.

4. Mutual Release; Covenant Not to Sue.

(a) Each Party, on its own behalf and on behalf of its respective Related Parties, generally, irrevocably, unconditionally and completely releases and forever discharges the other Party and each of their respective Related Parties, from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature (each, a “Claim”), whether known or unknown, arising from any matter concerning, based upon, in connection with, or relating to (i) the Merger Agreement and the other Transaction Agreements, (ii) any breach, non-performance, action or failure to act under the Transaction Agreements, and (iii) the transactions contemplated by the Transaction Agreements, included the Mergers, the events leading to the abandonment of the Mergers and the termination of the Merger Agreement or any of the other Transaction Agreements (collectively, the “Released Claims”). Notwithstanding the foregoing, nothing herein shall relieve any party to the Merger Agreement from liability for any intentional breach of the Merger Agreement or intentional and actual fraud in the making of the representations and warranties in the Merger Agreement and any Claims in respect of the foregoing shall not be deemed to be Released Claims.

(b) It is understood and agreed that, except as otherwise provided therein, the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Agreements. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims that such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(c) Each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim, and the Company, on the one hand, and Parent, on the other hand, each hereby agree to indemnify the other Party from any Claim brought in respect of a Released Claim by such Person’s respective Related Parties.

(d) The covenants contained in this Section 4 shall survive the execution and delivery of this Agreement indefinitely regardless of any statute of limitations.

(e) Each of the Parties hereby expressly waives to the fullest extent permitted by law the provisions, rights, and benefits of California Civil Code § 1542 (or any similar law), which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(f) Nothing in this Section 4 shall: (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or the Confidentiality Agreement; or (ii) constitute a release by any Party for any Claim arising under this Agreement or the Confidentiality Agreement.

5. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) Such Party has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Party of this Agreement have been duly and validly authorized by all necessary corporate or other action on the part of such Party.

(c) The execution and delivery of this Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); (ii) conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets; or (iii) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or any of its assets.

6. Miscellaneous.

(a) Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

(b) Third-Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 4 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

(c) Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties shall waive the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with any such remedy. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(d) Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable laws to effectuate the terminations contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Entity, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

(e) Other Miscellaneous Terms. The provisions of Sections 11.2 (Notices), 11.3 (Interpretation), 11.4 (Counterparts; Electronic Delivery), 11.8 (Governing Law), 11.9 (Consent to Jurisdiction; Waiver of Jury Trial), 11.10 (Independent Counsel), 11.12 (Assignment), 11.13 (Amendment) and 11.15 (No Recourse) of the Merger Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

CRESCENT ACQUISITION CORP

By:	/s/ George Hawley
Name: George Hawley
Title: General Counsel and Secretary

SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
Name: Adam Gilchrist
Title: Chief Executive Officer

SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT